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Exhibit 99.1

Citadel Broadcasting Corporation
Reports 2003 Second Quarter Results

Citadel completed its Initial Public Offering of its Common Stock on August 1, 2003

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  Second Quarter Net Revenues Increase 4.3%

  •
  Second Quarter EBITDA, Excluding Non-Cash Stock Compensation, Increases 12.7%

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  Second Quarter EBITDA Increases 23.1%

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  Second Quarter Free Cash Flow Increases 46.6%

Las Vegas, Nevada, August 11, 2003—Citadel Broadcasting Corporation (NYSE:CDL) today reported its results for the second quarter of 2003.

June 30, 2003—Second Quarter Results

        Net revenues in the second quarter of 2003 were $95.4 million compared with $91.5 million in the second quarter of 2002, an increase of $3.9 million, or 4.3%. EBITDA, excluding non-cash stock compensation, was $39.0 million for the second quarter 2003 compared with $34.6 million for the second quarter 2002, an increase of $4.4 million, or 12.7%. EBITDA (including non-cash stock compensation) was $36.8 million for the second quarter 2003 compared with $29.9 million for the same period in 2002, an increase of $6.9 million, or 23.1%. The increase in EBITDA was primarily due to higher net revenues combined with flat operating expenses and lower non-cash stock compensation expense in the current quarter compared to the corresponding period in 2002.

        Free cash flow (defined as EBITDA, less non-cash stock compensation, net interest expense, capital expenditures and cash taxes) was $23.6 million for the three months ended June 30, 2003 compared with $16.1 million for the three months ended June 30, 2002, an increase of $7.5 million, or 46.6%.

        Farid Suleman, Chairman of the Board and Chief Executive Officer of Citadel Broadcasting Corporation, stated: "The Company is pleased with its record second quarter results. The Company was able to achieve revenue increases and double-digit EBITDA and free cash flow growth in a relatively difficult economic environment."

        Operating income for the second quarter 2003 was $1.5 million compared with an operating loss of $5.2 million in the corresponding 2002 period, resulting in an overall increase of $6.7 million. The increase in operating income for the second quarter 2003 was primarily due to higher revenues combined with flat operating expenses and a decrease in non-cash stock compensation expense.

        Net interest expense decreased $1.8 million to $13.7 million for the quarter ended June 30, 2003 from $15.5 million for the quarter ended June 30, 2002, a decrease of 11.6%. Net interest expense in both periods included amortization of deferred financing costs of approximately $0.9 million. This decrease in net interest expense was primarily due to a reduction in outstanding borrowings and lower interest rates for the quarter ended June 30, 2003 compared to the same period in 2002.

        Depreciation and amortization expense of $35.4 million for the quarter ended June 30, 2003 was relatively unchanged compared to the June 30, 2002 quarter. Amortization expense for the quarter ended June 30, 2003 and 2002 included approximately $28.8 million of expense related to the Company's Advertiser Base asset, established upon the initial acquisition of Citadel Communications Corporation in June 2001. The amortization for the Advertiser Base will decline significantly in 2004 and 2005. The Advertiser Base amortization expense for each of the three years ending December 31 is estimated as follows: $113 million (2003), $66 million (2004) and $10 million (2005), respectively.

        Income tax expense for the quarter ended June 30, 2003 was $6.8 million compared with an income tax benefit of $2.9 million for the quarter ended June 30, 2002. The income tax expense for the quarter ended June 30, 2003 was primarily due to the amortization of indefinite lived intangibles for income tax purposes, for which no benefit can be recognized in the financial statements until the assets are disposed of. The income tax benefit for the quarter ended June 30, 2002 was primarily due to net operating losses offset against deferred tax liabilities established at the date of the acquisition of Citadel Communications Corporation, June 2001. The income tax expense/(benefit) includes cash taxes of approximately $0.3 million and $0.2 million for the three months ended June 30, 2003 and 2002, respectively.

        Net loss for the quarter ended June 30, 2003 was $19.0 million or $0.20 per basic and diluted share, as compared to a net loss of $18.3 million or $0.19 per basic and diluted share for the same period in 2002. The net loss for both periods was primarily attributable to depreciation and amortization expense and non-cash stock compensation expense of $35.4 million and $2.1 million, respectively, for the three months ended June 30, 2003, and $35.5 million and $4.7 million, respectively, for the three months ended June 30, 2002.

        The loss per share amounts were computed based on the shares outstanding prior to the Company's initial public offering. On August 1, 2003 the Company completed its initial public offering of 25.3 million shares (including an over allotment of 3.3 million shares) of common stock at $19.00 per share resulting in net proceeds to the Company of approximately $447 million.

June 30, 2003—Year-to-Date Results

        Net revenues for the six months ended June 30, 2003 were $172.6 million compared with $164.2 million for the six months ended June 30, 2002, an increase of $8.4 million, or 5.1%. EBITDA, excluding non-cash stock compensation, was $64.5 million for the first six months of 2003 compared with $55.1 million for the first six months of 2002, an increase of $9.4 million, or 17.1%. EBITDA was $58.5 million for the six months ended June 30, 2003 compared with $38.7 million for the same period in 2002, an increase of $19.8 million, or 51.2%. The increase in EBITDA was primarily due to higher net revenues combined with flat operating expenses and lower non-cash stock compensation expense for the first six months of 2003 compared to the corresponding period in 2002.

        Free cash flow was $33.1 million for the six months ended June 30, 2003 compared with $18.2 million for the six months ended June 30, 2002, an increase of $14.9 million, or 81.9%.

        Operating loss for the six months ended June 30, 2003 was $12.3 million compared with $32.1 million in the corresponding 2002 period, a decrease of $19.8 million, or 61.7%. The decrease in operating loss for the six months ended June 30, 2003 was primarily due to the increase in net revenues combined with flat operating expenses and a decrease in non-cash stock compensation expense.

        Net interest expense decreased $3.4 million to $27.7 million for the six months ended June 30, 2003 from $31.1 million for the same period in 2002, a decrease of 10.9%. Net interest expense in both periods included amortization of deferred financing costs of approximately $1.8 million. This decrease in net interest expense was primarily due to a reduction in outstanding borrowings and lower interest rates for the six months ended June 30, 2003 compared to the same period in 2002.

        Depreciation and amortization expense of $70.8 million for the six months ended June 30, 2003 was relatively unchanged compared to the first six months of 2002. Amortization expense for the six months ended June 30, 2003 and 2002 included approximately $57.7 million of expense related to the Company's Advertiser Base.

        Income tax expense for the six months ended June 30, 2003 was $12.8 million compared to an income tax benefit of $8.8 million for the six months ended June 30, 2002. The income tax expense for the six months ended June 30, 2003 was primarily due to the amortization of indefinite lived intangibles for income tax purposes, for which no benefit can be recognized in the financial statements until the assets are disposed of. The income tax benefit for the six months ended June 30, 2002 was primarily due to net operating losses offset against deferred tax liabilities established at the date of the acquisition of Citadel Communications Corporation, June 2001. The income tax expense/(benefit) includes cash taxes of approximately $0.6 million and $0.7 million for the six months ended June 30, 2003 and 2002, respectively.

        Net loss for the first six months of 2003 was $52.8 million or $0.55 per basic and diluted share, as compared to a net loss of $55.0 million or $0.57 per basic and diluted share for the same period in 2002. The net loss for both periods was primarily attributable to depreciation and amortization expense and non-cash stock compensation of $70.8 million and $6.0 million, respectively, for the six months ended June 30, 2003, and $71.3 million and $16.4 million, respectively, for the six months ended June 30, 2002. The loss per share amounts were computed based on the shares outstanding prior to the Company's initial public offering, which was completed on August 1, 2003.

Current Outlook

        The Company anticipates revenue increases of approximately 4% and EBITDA increases of approximately 10% for the remainder of 2003.

        Citadel Broadcasting Corporation is the sixth largest radio broadcasting company in the United States based on net broadcasting revenue. The Company owns and operates 144 FM and 63 AM radio stations in 42 markets, including clusters of four or more stations in 33 markets. Citadel has a national presence, and its portfolio of stations is diversified in terms of format and target demographics, as well as geographic location.

Non-GAAP Measures

        The Company uses EBITDA, EBITDA, excluding non-cash stock compensation and free cash flow as measures of operating performance and not as measures of liquidity. EBITDA consists of net loss, which includes corporate non-cash stock compensation, plus income taxes, net interest expense and depreciation and amortization expense. Free cash flow consists of EBITDA, excluding non-cash stock compensation less net interest expense, capital expenditures and cash tax expense. These terms, as defined, may not be comparable to similarly titled measures employed by other companies and are not measures of performance calculated in accordance with accounting principles generally accepted in the United States, or GAAP. EBITDA, EBITDA, excluding non-cash stock compensation and free cash flow should not be considered in isolation or as a substitute for operating income, net income or loss, cash flows provided by operating, investing and financing activities, or other income or cash flow statement data prepared in accordance with GAAP or as measures of liquidity.

        The Company believes that EBITDA and EBITDA, excluding non-cash stock compensation are useful to an investor in evaluating the Company's operating performance because they are widely used in the broadcasting industry to measure a company's operating performance without regard to items such as depreciation and amortization, which can vary depending upon accounting methods and book value of assets. The Company believes that, by eliminating such effects, EBITDA and EBITDA, excluding non-cash stock compensation provide meaningful measures of overall corporate performance exclusive of the Company's capital structure and the method by which the assets were acquired. The Company believes these measures help investors more meaningfully evaluate and compare the results of the Company's operations from period to period by removing the impact of the Company's capital structure (primarily interest charges related to outstanding debt) and asset base (primarily depreciation and amortization of FCC licenses) from the Company's operating results.

        The Company also believes that free cash flow is widely used in the broadcasting industry to measure a company's operating performance. Free cash flow measures the amount of income generated each period that is available and could be used to make future payments of contractual obligations, fund acquisitions or make discretionary repayments of debt, after the incurrence of station and corporate operating expenses, funding of capital expenditures, net interest expense and cash income taxes.

        Management uses EBITDA and EBITDA, excluding non-cash stock compensation expense as measurements of operating performance because they assist us in comparing our performance on a consistent basis as these measurements remove the impact of our capital structure and asset base. These measurements are also used in determining our operating budget, for planning and forecasting overall and individual radio station cluster expectations, for evaluating actual results against such expectations, and the basis for incentive bonuses for executive officers and our station managers. Management uses free cash flow in planning for debt repayments and acquisitions.

Forward-Looking Statements

        The information in this press release is being widely disseminated in accordance with the Securities and Exchange Commission's Regulation FD. This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934. As these statements apply to future events and are based upon management's current expectations, these statements are subject to risks and uncertainties, including, but not limited to, changes in the economic and regulatory climate and the business of radio broadcasting in general. Accordingly, the Company's actual performance may differ materially from those stated or implied herein. The Company assumes no obligation to publicly update or revise any forward-looking statements.

CITADEL BROADCASTING CORPORATION
Condensed Consolidated Financial Data
(Amounts in Thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
Condensed Statements of Operations
	2003	2002	2003	2002
		(As Restated)		(As Restated)
Net Revenues	$95,429	$91,521	$172,600	$164,154
Cost of Revenues	25,451	24,263	48,151	46,485
Selling, General and Administrative Expenses	28,364	29,510	54,962	56,615
Corporate General and Administrative Expenses	2,622	2,727	4,943	5,498
Non-Cash Stock Compensation Expense	2,135	4,700	6,022	16,383
Depreciation and Amortization Expense	35,355	35,534	70,811	71,305

Operating Income (Loss)	1,502	(5,213)	(12,289)	(32,132)

Non-Operating Expenses (Income):
Net Interest Expense, Including Amortization of Debt Issuance Costs of $916 and $913 for the Three Months Ended June 30, 2003 and 2002, Respectively, and $1,829 and $1,826 for the Six Months Ended June 30, 2003 and 2002, Respectively	13,673	15,525	27,659	31,114
Net Loss on Disposal of Assets and Other, Net	33	455	36	500

Total Non-Operating Expenses, Net	13,706	15,980	27,695	31,614

Loss before Income Taxes	(12,204)	(21,193)	(39,984)	(63,746)
Income Tax Expense/(Benefit)	6,750	(2,898)	12,813	(8,783)

Net Loss	$(18,954)	$(18,295)	$(52,797)	$(54,963)

Basic and Diluted Net Loss Per Common Share	$(0.20)	$(0.19)	$(0.55)	$(0.57)

Weighted Average Common Shares Outstanding	96,134	96,134	96,134	96,134

Selected Balance Sheet Data:	June 30, 2003	December 31, 2002
	(Amounts in Thousands)
Cash and Cash Equivalents	$4,775	$2,134
Working Capital	34,241	29,083
Total Assets	2,177,832	2,198,333
Notes Payable (Including Current Portion)	535,000	521,000
Subordinated Debt	500,000	500,000
Total Shareholders' Equity	818,600	866,575

Reconciliations of Non-GAAP Financial Measures to GAAP Counterparts

	Three Months Ended June 30,		Six Months Ended June 30,
	2003	2002	2003	2002
The Table Below Reconciles Net Loss to EBITDA:
Net Loss	$(18,954)	$(18,295)	$(52,797)	$(54,963)
Income Tax Expense/(Benefit)	6,750	(2,898)	12,813	(8,783)
Net Interest Expense	13,673	15,525	27,659	31,114
Depreciation and Amortization Expense	35,355	35,534	70,811	71,305

EBITDA	$36,824	$29,866	$58,486	$38,673

The Table Below Reconciles Net Loss to EBITDA, Excluding Non-Cash Stock Compensation Expense:
Net Loss	$(18,954)	$(18,295)	$(52,797)	$(54,963)
Income Tax Expense/(Benefit)	6,750	(2,898)	12,813	(8,783)
Net Interest Expense	13,673	15,525	27,659	31,114
Depreciation and Amortization Expense	35,355	35,534	70,811	71,305
Non-Cash Stock Compensation Expense	2,135	4,700	6,022	16,383

EBITDA, Excluding Non-Cash Stock Compensation Expense	$38,959	$34,566	$64,508	$55,056

The Table Below Reconciles Operating Income/(Loss) to Free Cash Flow:
Operating Income/(Loss)	$1,502	$(5,213)	$(12,289)	$(32,132)
Add:
Depreciation and Amortization Expense	35,355	35,534	70,811	71,305
Non-Cash Stock Compensation	2,135	4,700	6,022	16,383
Less:
Net Interest Expense	13,673	15,525	27,659	31,114
Net Loss on Disposal of Assets and Other, Net	33	455	36	500
Capital Expenditures	1,377	2,773	3,162	5,099
Cash Taxes	327	216	630	654

Free Cash Flow	$23,582	$16,052	$33,057	$18,189

CONTACT: Citadel Broadcasting Corporation
                      Randy Taylor, 702/804-5200

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  Exhibit 99.1
CITADEL BROADCASTING CORPORATION Condensed Consolidated Financial Data (Amounts in Thousands, except per share data) (Unaudited)